EXHIBIT 99.1

Tuesday Morning Corporation Announces Fourth Quarter and Fiscal 2015 Results

DALLAS, Aug. 20, 2015 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (NASDAQ:TUES), a leading off-price retailer with over 750 stores across the United States specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts, today announced financial results for the fourth quarter and fiscal year ended June 30, 2015. Net sales for the fourth quarter increased 0.2% to $213.0 million, and comparable store sales increased 3.6%. Operating loss for the fourth quarter was $4.0 million, and diluted loss per share was $0.10, a 41% improvement over the same period in the prior year.

Michael Rouleau, Chief Executive Officer, stated, "Our fourth quarter and Fiscal 2015 performance reflects clear progress in implementing the strategic initiatives that will help ensure sustained profitability and a revitalized company built for long-term success. These initiatives include, among others, successfully transitioning our merchandise strategy, improving our store portfolio, and commencing our Rebuilding Program."

Mr. Rouleau continued, "Notable early returns from these efforts include a significant year-over-year improvement in earnings and a comparable same store sales increase in the fourth quarter of 8.5%, excluding the impact of last year's merchandise clearance efforts. Looking ahead, we expect Fiscal 2016 to be another important year as we accelerate critical investments in support of our Rebuilding Program. Key elements of this Program include relocating underperforming stores, opening a new distribution center, upgrading our systems, and enhancing our buying processes. Though an investment year, we expect to deliver continued comparable sales growth and, given these investments, very modest operating margin expansion in Fiscal 2016."

Fourth Quarter 2015 Financial Highlights include the following:

  Net sales increased 0.2% to $213.0 million, compared to $212.6 million for the fourth quarter of fiscal 2014. The Company's sales comparison to the prior year is impacted by the net closure of 41 stores in the current year. Comparable store sales increased 3.6% compared to the same period a year ago, and were comprised of a 2.8% increase in customer transactions and a 0.8% increase in average ticket. Comparable store sales during the Company's fourth quarter of fiscal 2015 were impacted by a significant reduction in the level of clearance inventory sold compared to the prior year quarter, due to a two week final clearance program conducted in fiscal 2014. Excluding the impact from the special clearance program, comparable store sales increased 8.5% in the current year period. Sales at the 30 stores relocated during the past 12 months increased approximately 40% on average for the fourth quarter of fiscal 2015 as compared to the prior year quarter and contributed 180 basis points to the comparable store sales increase of 3.6%.

  The Company's operating loss for the fourth quarter of fiscal 2015 was $4.0 million, compared to an operating loss of $6.2 million in the fourth quarter of fiscal 2014.

Fourth Quarter 2015 Results of Operations - GAAP Basis

For the fourth quarter of fiscal 2015, Tuesday Morning reported gross profit of $73.2 million and gross margin of 34.4% compared to $71.3 million of gross profit and gross margin of 33.5% in the fourth quarter of fiscal 2014. Selling, general and administrative expenses (SG&A) decreased 0.4% to $77.2 million, compared to $77.5 million in the same period last year. As a percent of net sales, SG&A was 36.3% for the fourth quarter of fiscal 2015 compared to 36.5% in the same period last year. Our net loss was $4.2 million, or $0.10 per share, in the fourth quarter of fiscal 2015 compared to a net loss of $7.4 million, or $0.17 per share, in the fourth quarter of fiscal 2014.

The Company ended the fourth quarter of fiscal 2015 with $44.8 million in cash and cash equivalents, compared to $49.7 million at the end of the prior fiscal year, with no borrowings under its line of credit. Inventories at the end of the fourth quarter of fiscal 2015 were $210.0 million compared to $207.7 million at the end of the fourth quarter of fiscal 2014, up $2.3 million or 1.1%. The Company's inventory turnover for the trailing five quarters is 2.6 turns, consistent with our prior year trailing five quarter turnover of 2.6 turns.

Twelve Months ended June 30, 2015 Results of Operations - GAAP Basis

For the twelve months ended June 30, 2015, net sales increased 4.8% to $906.4 million, compared to $864.8 million for the same period last year. The Company's sales comparison to the prior year is impacted by the net closure of 41 stores in the current year. Comparable store sales increased 7.2% compared to the same period a year ago, and were driven by a 7.0% increase in customer transactions, along with a 0.2% increase in average ticket. Sales at the 43 stores relocated since the beginning of the prior fiscal year increased approximately 49% on average for fiscal 2015 as compared to the same period last year and contributed 150 basis points to the comparable store sales increase of 7.2%. Stores that have been relocated for more than one year maintained much higher post-relocation sales volumes.

Tuesday Morning reported gross profit of $326.6 million and gross margin of 36.0% in fiscal 2015 compared to $302.2 million of gross profit and gross margin of 34.9% in the prior year. SG&A increased 1.3% to $314.3 million, compared to $310.2 million in the same period last year. As a percent of net sales, SG&A was 34.7% for fiscal 2015 compared to 35.9% in the same period last year. Our net income was $10.4 million, or $0.24 per share, in fiscal 2015 compared to a net loss of $10.2 million, or $0.24 per share, in the prior year.

During the prior fiscal year, the Company executed a number of programs under its business turnaround initiative. These turnaround programs included changes in senior management and board composition, exiting certain categories, cleaning up and reconfiguring stores, structurally reducing the level of clearance merchandise, enhancing Company policies, and eliminating obsolete assets. As a result of these turnaround programs, the Company incurred additional costs and expenses in the prior year. To better understand the Company's performance in fiscal 2014, financial results have been presented on both a GAAP and on an adjusted (non-GAAP) basis, which excludes the turnaround initiative expenses incurred. Reconciliations between GAAP and non-GAAP financial results are included in this press release.

Fourth Quarter 2015 Results of Operations - Adjusted Basis (non-GAAP)

For the fourth quarter of fiscal 2015, Tuesday Morning reported gross profit of $73.2 million and gross margin of 34.4% compared to $74.7 million of adjusted gross profit and adjusted gross margin of 35.2% in the fourth quarter of fiscal 2014. This reduction was primarily due to increased supply chain freight costs, partially offset by reductions in markdowns. For the fourth quarter of fiscal 2015, the Company's SG&A expenses decreased 0.8% to $77.2 million, compared to adjusted SG&A of $77.8 million in the same period last year. This decrease was driven primarily by reduced store payroll expense in the quarter compared to the same period in the prior year. As a percent of net sales, SG&A was 36.3% in the fourth quarter of fiscal 2015 compared to adjusted SG&A of 36.6% in the same period last year. The Company reported a net loss of $4.2 million, or $0.10 per share, in the fourth quarter of fiscal 2015 compared to an adjusted net loss of $3.4 million, or $0.08 per share, in the fourth quarter of fiscal 2014.

Twelve Months ended June 30, 2015 Results of Operations - Adjusted Basis (non-GAAP)

For the fiscal year, Tuesday Morning reported gross profit of $326.6 million and gross margin of 36.0% compared to $307.4 million of adjusted gross profit and adjusted gross margin of 35.5% in fiscal 2014. This expansion was due to reductions in markdowns partly offset by slightly lower initial merchandise mark-up. For fiscal 2015, the Company's SG&A expenses increased 2.8% to $314.3 million, compared to adjusted SG&A of $305.7 million last year. SG&A increased primarily due to higher stock compensation expense, payroll and employee expense, rent expense and professional services and consulting fees. As a percent of net sales, SG&A was 34.7% in fiscal 2015 compared to adjusted SG&A of 35.3% last year. The Company's net income was $10.4 million, or $0.24 per share, in fiscal 2015 compared to adjusted net income of $0.3 million, or $0.01 per share, in fiscal 2014.

About Tuesday Morning

Tuesday Morning Corporation (NASDAQ:TUES) is a leading off-price retailer specializing in selling deeply discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts.  The Company is nationally known for providing a fresh selection of brand name, high-quality merchandise – never seconds or irregulars – at prices generally below those of department and specialty stores, catalogues and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates over 750 stores in 41 states. More information and a list of store locations may be found on our website at www.tuesdaymorning.com.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review fourth  quarter and fiscal 2015 financial results today, August 20, 2015, at 3:30 p.m. Central Time. The call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. A live webcast of the conference call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference call at 1-877-312-5376 (no access code required). A replay of the webcast will be accessible through the Company's website for 90 days. A replay of the conference call will be available from 6:30 p.m., Central time, Thursday, August 20, 2015 through 10:59 p.m., Central time, Saturday, August 22, 2015 by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID number 83136189.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measures is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our current expectations, plans, strategies and goals and our current beliefs concerning future business conditions, our future results of operations, our future financial position, and our current business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements of management's current plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Cautionary Statement Regarding Forward-Looking Statements" and "Item 1A. Risk Factors" of the Company's most recent Annual Report on Form 10-K, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: our ability to successfully implement our long-term business strategy; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances profitably; loss of or disruption in our centralized distribution center; loss or departure of one or more members of our senior management or other key management employees; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating or expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality associates in appropriate numbers, including key associates and management; seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing, and new government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, weather, natural disasters and other events; and our ability to manage the negative effects of inventory shrinkage. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

The following non-GAAP financial measures are adjusted to exclude the impact of the following business turnaround related charges and adjustments:  our excess clearance inventory write-down, management and board transition charges (including compensation and severance, consulting, legal, search and recruiting costs related to the transition), e-commerce discontinuation charges, store reorganization costs, a vacation policy change and changes in our deferred tax asset valuation allowance. The amount of the turnaround related inventory write-down excluded from cost of sales (and the calculation of gross profit on a non-GAAP basis) and the adjustments to selling, general and administrative expenses are included in the first table below.

GAAP Operating Income/(Loss) to Non-GAAP Adjusted Operating Income/(Loss):

The following table reconciles Operating income/(loss), the most directly comparable GAAP financial measure, to Adjusted operating income/(loss), a non-GAAP financial measure:

(unaudited - in thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating income/(loss) (GAAP)	$ (3,997)	$ (6,242)	$ 12,356	$ (8,053)
Non-GAAP adjustments:
Adjustment to cost of sales:
Inventory write-down and merchandise category exit	—	3,455	—	5,265
Adjustments to selling, general and administrative expenses:
Store reorganization and clean-up	—	983	—	983
Compensation	—	470	—	2,630
Vacation policy change	—	(1,843)	—	(1,843)
Legal, consulting, recruiting, and e-commerce obligations	—	107	—	2,785
Adjusted operating income/(loss) (non-GAAP)	$ (3,997)	$ (3,070)	$ 12,356	$ 1,767

GAAP Net Income/(Loss) to Non-GAAP Adjusted Net Income/(Loss):

The following table reconciles Net income/(loss), the most directly comparable GAAP financial measure, to Adjusted net income/(loss), a non-GAAP financial measure:

(unaudited - in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Net income/(loss) (GAAP)	$ (4,240)	$ (7,414)	$ 10,385	$ (10,176)
Non-GAAP adjustments:
Inventory write-down and merchandise category exit	—	3,455	—	5,265
Store reorganization and clean-up	—	983	—	983
Compensation	—	470	—	2,630
Vacation policy change	—	(1,843)	—	(1,843)
Legal, consulting, recruiting, and e-commerce obligations	—	107	—	2,785
Disposal of systems	—	689	—	689
Tax effect of non-GAAP adjustments (1)	—	166	—	—
Adjusted net income/(loss) (non-GAAP)	$ (4,240)	$ (3,387)	$ 10,385	$ 333

(1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance. The effective tax rate utilized in this non-GAAP Adjusted net income/(loss) reconciliation is (4.3%) for the three months ended June 30, 2014 and 0.0% for the twelve months ended June 30, 2014. This rate is inclusive of a deferred tax asset valuation allowance of $20.2 million as of June 30, 2014.

GAAP Diluted Income/(Loss) Per Share to Non-GAAP Adjusted Diluted Income/(Loss) Per Share:

The following table reconciles Diluted income/(loss) per share, the most directly comparable GAAP financial measure, to Adjusted diluted income/(loss) per share, a non-GAAP financial measure:

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Diluted income/(loss) per share (GAAP)	$ (0.10)	$ (0.17)	$ 0.24	$ (0.24)
Non-GAAP adjustments:
Inventory write-down and merchandise category exit	—	0.08	—	0.13
Store reorganization and clean-up	—	0.02	—	0.02
Compensation	—	0.01	—	0.06
Vacation policy change	—	(0.04)	—	(0.04)
Legal, consulting, recruiting, and e-commerce obligations	—	—	—	0.06
Disposal of systems	—	0.02	—	0.02
Tax effect of non-GAAP adjustments (1)	—	—	—	—
Adjusted diluted income/(loss) per share (non-GAAP)	$ (0.10)	$ (0.08)	$ 0.24	$ 0.01

(1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance. The effective tax rate utilized in this non-GAAP Adjusted diluted income/(loss) per share reconciliation is (4.3%) for the three months ended June 30, 2014 and 0.0% for the twelve months ended June 30, 2014. This rate is inclusive of a deferred tax asset valuation allowance of $20.2 million as of June 30, 2014.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's core operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The Company believes this also facilitates the comparison of the Company's results to the results of its peer companies. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after the consideration of the Company's valuation allowance.

Tuesday Morning Corporation
Supplemental Schedules
Reconciliation of GAAP and Non-GAAP Adjusted Results
(unaudited)
($ in thousands)

	Q4 Fiscal 2015
		Adjustments
			Store
	GAAP		Re-org					GAAP
	Net		&		Vacation			Net
	Income/	Inventory	Clean-		Policy	All		Income/	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	(Loss)	Sales
Net Sales	$ 213,030							$ 213,030
Cost of Sales	$ 139,793						$ —	$ 139,793	65.6%
Gross Profit	$ 73,237						$ —	$ 73,237	34.4%

Selling, General & Administrative Expenses	$ 77,234						$ —	$ 77,234	36.3%
Operating Income /(Loss)	$ (3,997)						$ —	$ (3,997)	-1.9%

Other Expense	$ 482						$ —	$ 482	0.2%
Income/(Loss) Before Tax	$ (4,479)						$ —	$ (4,479)	-2.1%

Income Tax Provision/(Benefit)	$ (239)						$ —	$ (239)	-0.1%
Net Income/(Loss)	$ (4,240)						$ —	$ (4,240)	-2.0%

	Q4 Fiscal 2014
		Adjustments*
								Adjusted
			Store					Non-
	GAAP		Re-org					GAAP
	Net		&		Vacation			Net
	Income/	Inventory	Clean-		Policy	All		Income/	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	(Loss)	Sales
Net Sales	$ 212,630							$ 212,630
Cost of Sales	$ 141,343	$ (3,455)					$ (3,455)	$ 137,888	64.8%
Gross Profit	$ 71,287	$ 3,455					$ 3,455	$ 74,742	35.2%

Selling, General & Administrative Expenses	$ 77,529		$ (983)	$ (470)	$ 1,843	$ (107)	$ 283	$ 77,812	36.6%
Operating Income /(Loss)	$ (6,242)	$ 3,455	$ 983	$ 470	$ (1,843)	$ 107	$ 3,172	$ (3,070)	-1.4%

Other (Income)/Expense	$ 1,052					$ (689)	$ (689)	$ 363	0.2%
Income/(Loss) Before Tax	$ (7,294)	$ 3,455	$ 983	$ 470	$ (1,843)	$ 796	$ 3,861	$ (3,433)	-1.6%

Income Tax Provision /(Benefit)	$ 120					$ (166)	$ (166)	$ (46)	0.0%
Net Income/(Loss)	$ (7,414)	$ 3,455	$ 983	$ 470	$ (1,843)	$ 962	$ 4,027	$ (3,387)	-1.6%

*Adjustment Notes:
Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.
Store Re-org & Clean-up – Costs to re-set store merchandise and organize store operations.
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
Vacation Policy Change – Change in vacation policy and related reduction in vacation pay accrual.
All Other – Write-off of Software and Fixturing related to exited apparel categories, store impairment charge, settlement and legal costs related to former CEO unfair termination lawsuit, consulting costs, and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Supplemental Schedules
Reconciliation of GAAP and Non-GAAP Adjusted Results
(unaudited)
($ in thousands)

	Fiscal 2015
		Adjustments
			Store
			Re-org
	GAAP		&		Vacation			GAAP
	Net	Inventory	Clean-		Policy	All		Net	% of
	Income	Adj.	up	Compensation	Change	Other	Total	Income	Sales
Net Sales	$ 906,365							$ 906,365
Cost of Sales	$ 579,746						$ —	$ 579,746	64.0%
Gross Profit	$ 326,619						$ —	$ 326,619	36.0%

Selling, General & Administrative Expenses	$ 314,263						$ —	$ 314,263	34.7%
Operating Income	$ 12,356						$ —	$ 12,356	1.4%

Other Expense	$ 1,940						$ —	$ 1,940	0.2%
Income Before Tax	$ 10,416						$ —	$ 10,416	1.1%

Income Tax Provision/(Benefit)	$ 31						$ —	$ 31	0.0%
Net Income/(Loss)	$ 10,385						$ —	$ 10,385	1.1%

	Fiscal 2014
		Adjustments*
			Store					Adjusted
	GAAP		Re-org					Non-
	Net		&		Vacation			GAAP
	Income/	Inventory	Clean-		Policy	All		Net	% of
	(Loss)	Adj.	up	Compensation	Change	Other	Total	Income	Sales
Net Sales	$ 864,844							$ 864,844
Cost of Sales	$ 562,692	$ (5,265)					$ (5,265)	$ 557,427	64.5%
Gross Profit	$ 302,152	$ 5,265					$ 5,265	$ 307,417	35.5%

Selling, General & Administrative Expenses	$ 310,205		$ (983)	$ (2,630)	$ 1,843	$ (2,785)	$ (4,555)	$ 305,650	35.3%
Operating Income /(Loss)	$ (8,053)	$ 5,265	$ 983	$ 2,630	$ (1,843)	$ 2,785	$ 9,820	$ 1,767	0.2%

Other (Income) /Expense	$ 2,082					$ (689)	$ (689)	$ 1,393	0.2%
Income/(Loss) Before Tax	$ (10,135)	$ 5,265	$ 983	$ 2,630	$ (1,843)	$ 3,474	$ 10,509	$ 374	0.0%

Income Tax Provision/(Benefit)	$ 41					$ —	$ —	$ 41	0.0%
Net Income/(Loss)	$ (10,176)	$ 5,265	$ 983	$ 2,630	$ (1,843)	$ 3,474	$ 10,509	$ 333	0.0%

*Adjustment Notes:
Inventory Adj. – Reduction in retail inventory value to exit certain categories and reduce clearance inventory levels.
Store Re-org & Clean-up – Costs to re-set store merchandise and organize store operations.
Compensation – Severance, stock compensation, sign on bonuses related to senior management restructuring program.
Vacation Policy Change – Change in vacation policy and related reduction in vacation pay accrual.
All Other – Write-off of Software and Fixturing related to exited apparel categories, store impairment charge, settlement and legal costs related to former CEO unfair termination lawsuit, consulting costs, and recognition of Deferred Tax Allowance.

Tuesday Morning Corporation
Consolidated Statement of Operations
(In thousands, except per share data)
	Three Months Ended Jun. 30,		Twelve Months Ended June. 30,

	2015	2014	2015	2014
	(unaudited)		(audited)

Net sales	$ 213,030	$ 212,630	$ 906,365	$ 864,844
Cost of sales	139,793	141,343	579,746	562,692
Gross profit	73,237	71,287	326,619	302,152

Selling, general and administrative expenses	77,234	77,529	314,263	310,205

Operating income/(loss)	(3,997)	(6,242)	12,356	(8,053)

Other income (expense):
Interest expense	(360)	(371)	(1,445)	(1,500)
Other income (expense), net	(122)	(681)	(495)	(582)
Other expense, net	(482)	(1,052)	(1,940)	(2,082)

Income/(loss) before income taxes	(4,479)	(7,294)	10,416	(10,135)

Income tax provision/(benefit)	(239)	120	31	41

Net income/(loss)	$ (4,240)	$ (7,414)	$ 10,385	$ (10,176)

Income/(Loss) Per Share:
Net income/(loss) per common share:
Basic	$ (0.10)	$ (0.17)	$ 0.24	$ (0.24)
Diluted	$ (0.10)	$ (0.17)	$ 0.24	$ (0.24)

Weighted average number of common shares:
Basic	43,628	43,183	43,480	42,943
Diluted	43,628	43,183	43,770	42,943

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)	Jun. 30,	Jun. 30,
	2015	2014
	(audited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 44,788	$ 49,686
Inventories	209,984	207,663
Prepaid expenses	6,978	5,822
Other current assets	823	1,094
Total Current Assets	262,573	264,265

Property and equipment, net	70,447	65,939

Other long-term assets:
Deferred financing costs	871	1,416
Other assets	984	724
Deferred income tax - non-current	1,030	878

Total Assets	$ 335,905	$ 333,222

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 74,242	$ 86,284
Accrued liabilities	36,914	39,618
Deferred income taxes	1,030	878
Income taxes payable	--	1
Total Current Liabilities	112,186	126,781

Deferred rent	3,072	2,721
Income tax payable - non-current	358	410
Total Liabilities	115,616	129,912

Stockholders' equity	220,289	203,310
Total Liabilities and Stockholders' Equity	$ 335,905	$ 333,222

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Twelve Months Ended June. 30,

	2015	2014
	(audited)
Net cash flows from operating activities:
Net income/(loss)	$ 10,385	$ (10,176)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	12,426	12,188
Amortization of financing fees	595	595
Deferred income taxes	--	2,861
Loss on disposal of fixed assets	1,109	1,271
Shared-based compensation expense	5,362	2,975
Net change in operating assets and liabilities	(20,192)	21,484

Net cash provided by operating activities	9,685	31,198

Net cash flows from investing activities:
Proceeds from sale of assets	47	45
Capital expenditures	(15,541)	(13,434)

Net cash used in investing activities	(15,494)	(13,389)

Net cash flows from financing activities:
Repayments under revolving credit facility	(6,000)	(25,100)
Proceeds under revolving credit facility	6,000	25,100
Payments of financing fees	(50)	--
Purchase of treasury stock	(143)	(320)
Proceeds from the exercise of employee stock options	1,104	3,301

Net cash provided by financing activities	911	2,981

Net increase/(decrease) in cash and cash equivalents	(4,898)	20,790

Cash and cash equivalents, beginning of period	49,686	28,896

Cash and cash equivalents, end of period	$ 44,788	$ 49,686
CONTACT: INVESTOR RELATIONS: Farah Soi / Caitlin Morahan
         ICR
         203-682-8200
         Farah.Soi@icrinc.com
         Caitlin.Morahan@icrinc.com
         MEDIA: Jennifer Sanders
         PERRY STREET COMMUNICATIONS
         214-965-9955
         JSanders@perryst.com